EXHIBIT 10.3

Special Bonus Program for Key Management for 2003

WHEREAS, the Company desires to incentivize key management during 2003, which the Committee expects to be a year of significant restructuring of the U.S. airline industry; and

WHEREAS this Committee recognizes that, based on the financial budget adopted by the Board of Directors and the Budget adopted by this Committee for the Executive Bonus Performance Award Program, and based on the structure of the Executive Bonus Performance Award Program, it is unlikely that any bonus payments will be made to key management of the Company thereunder even if the financial performance of the Company significantly exceeds expectations, in light of the continuing effect on the Company of the terrorist attacks of September 11, 2001 and subsequent events outside the control of management of the Company; and

WHEREAS, the compensation structure of the Company is such that incentive payments, such as bonuses, are designed to constitute a significant amount of total compensation for participants in the Company's Executive Bonus Performance Award Program; and

WHEREAS, this Committee deems it advisable and in the best interests of the Company and its stockholders to incentivize key management to deliver the best performance possible for the benefit of the Company's stockholders during 2003;

NOW THEREFORE, BE IT RESOLVED, that this Committee, acting pursuant to its authority under its charter and the Company's Incentive Plan 2000, hereby adopts a special bonus program for 2003, which this Committee shall administer, for participants in the Executive Bonus Performance Award Program, which special bonus program will provide each such participant a Performance Award (under and subject to the terms of the Company's Incentive Plan 2000, including the limitations on the maximum value of awards contained therein) consisting of an opportunity to receive a cash bonus payment with respect to 2003 based on the following performance measures, in the amount of the highest of (1) 75% of the participant's base salary earned during 2003 if the Company achieves a Number 2 Ranking in EBITDAR Margin for 2003 (as such capitalized terms are defined in and their components adjusted pursuant to the Company's Long Term Incentive Performance Award Program, as amended ("LTIP"), but determined by considering the performance period to consist solely of 2003), or (2) 100% of the participant's base salary earned during 2003 if the Company achieves a Number 1 Ranking in EBITDAR Margin for 2003 (as such capitalized terms are defined in and their components adjusted pursuant to the LTIP, but determined by considering the performance period to consist solely of 2003), or (3) 125% of the participant's base salary earned during 2003 if the Company achieves a positive net income with respect to at least two fiscal quarters of 2003, as reflected on the regularly prepared and publicly available statements of operations of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles, and the Company also achieves a Number 2 or Number 1 Ranking in EBITDAR Margin for 2003 (as such capitalized terms are defined in and their components adjusted pursuant to the LTIP, but determined by considering the performance period to consist solely of 2003), in each case less any amounts paid with respect to the Company's Executive Bonus Performance Award Program for 2003; and

RESOLVED, in determining EBITDAR, EBITDAR Margin and whether the Company has achieved a positive net income with respect to at least two fiscal quarters of 2003 in the event that the Company disposes of a sufficient number of shares of ExpressJet Holdings, Inc. during 2003 to cause a deconsolidation of the financial results of ExpressJet Holdings, Inc. and its consolidated subsidiaries from the financial results of the Company and its consolidated subsidiaries, net income, EBITDAR and EBITDAR Margin of the Company and its consolidated subsidiaries shall be, for purposes of such special bonus program for 2003, determined as if such deconsolidation had not occurred; and

RESOLVED, that participation in such special bonus program for 2003 shall be evidenced by Performance Awards under the Incentive Plan 2000, that the performance period for such Performance Awards shall be the year 2003, that payment of any bonus under such Performance Awards shall be made as promptly as practicable after the conclusion of 2003, and that the payment of bonuses under such special bonus program for 2003 will require the advance approval of this Committee, including the written certification by this Committee of the satisfaction of the relevant performance measures as described above, which may be effected at a meeting of this Committee or by an approval form signed by each member of this Committee; and

RESOLVED, that the interpretation and construction by the Committee of any provision of the special bonus program, and any determination or action by the Committee in connection therewith, will be final and conclusive for all purposes, and each participant's participation in the program will be expressly subject to the foregoing; that no member of the Committee shall be liable in connection with the program for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Committee by the Company's officers, employees, or other persons (including the Company's outside auditors) as to matters such member reasonably believes are within such other person's professional or expert competence; and that if a participant disagrees with any decision, determination, or action made or taken by the Committee, then the dispute will be limited to whether the Committee has satisfied its duty to make such decision or determination or take such action in good faith; and

RESOLVED, that participation in the program by a participant shall terminate upon such participant's termination of employment with the Company and its subsidiaries, and no participant shall have any right to continue to participate in the program or have any vested right to any bonus thereunder (except for vested rights to bonuses with respect to 2003 if such year has ended prior to an amendment or termination of the program or prior to such participant's termination of employment with the Company and its subsidiaries); and

RESOLVED, that participation in the program will not confer any right of future employment; that the program is not intended to create a pension or welfare benefit plan and is intended to be exempt from application of the Employee Retirement Income Security Act of 1974, as amended; and that the program is unfunded and shall not create, or be construed to create, a trust or separate fund or funds, and each participant shall be entitled only to look to the Company for any benefit hereunder, and shall have no greater right than an unsecured creditor of the Company; and

RESOLVED, that no liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any of its subsidiaries, under or by reason of the program or the administration thereof, and each participant, in consideration of receiving benefits and participating thereunder, shall be deemed to agree to all the terms and conditions of the program and to expressly waive and release any and all claims relating to any such liability; and

RESOLVED, that no bonus or other right, title, interest, or benefit under the program shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a participant or any person claiming under a participant, or be subject to seizure by any creditor of a participant or any person claiming under a participant; that no participant or any person claiming under a participant shall have the power to anticipate or dispose of any bonus or other right, title, interest, or benefit under the program in any manner until the same shall have actually been distributed free and clear of the terms of the program; that payments with respect to bonuses under the program shall be payable only to the participant (or in the event of the death of a participant, any payment due under the program to such participant shall be made to his or her estate), and that the provisions of the program shall be binding on all successors and assigns of a participant, including without limitation the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors; and

RESOLVED, that the program shall be construed in accordance with the laws of Texas, and that the Company shall have the right to withhold from any payment under the program all applicable federal, state, local and other taxes as required by law; and

RESOLVED, that the Chief Executive Officer is authorized to notify each person who is a participant in the special bonus program of the existence and structure of the special bonus program and the fact that such person is a participant, and that the appropriate officers of the Company are authorized to execute and deliver, on behalf of the Company, Grant Documents evidencing such Performance Awards.